UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

On November 2, 2018, IEA Energy Services LLC (“IEA”), a wholly owned, indirect subsidiary of Infrastructure and Energy Alternatives, Inc. (the “Company”), completed its previously announced acquisition (the “Acquisition”) of William Charles Construction Group, including Ragnar Benson (“William Charles”), pursuant to the terms of the Equity Purchase Agreement, dated October 12, 2018 (the “Equity Purchase Agreement”), by and among IEA, William Charles and the owners thereof.

Item 1.01 Entry in Material Definitive Agreement.

At closing of the Acquisition, the Company entered into an Amended and Restated Credit Agreement, dated November 2, 2018, (the “A&R Credit Agreement”), which amends and restates that certain Credit Agreement (the “Existing Credit Agreement”), dated September 25, 2018 (such date, the “Original Closing Date”), by and among the Company, as a guarantor thereunder, IEA Intermediate Holdco, LLC, as a guarantor thereunder, IEA Energy Services LLC, as borrower, certain subsidiaries of the Company, as guarantors thereunder, Jefferies Finance LLC, as administrative and collateral agent, KeyBank National Association (“KeyBank”), as revolving agent, and certain other parties party thereto as lenders thereunder (together with Jefferies and KeyBank and any other lenders from time to time party thereto, the “Lenders”).

The A&R Credit Agreement provides for (a) a term loan facility of $300.0 million (the “Term Loan Facilities”), of which $200.0 million was drawn on the Original Closing Date in connection with the acquisition of the ACC Companies and Saiia. The Term Loan Facilities also include a delayed-draw term loan facility of $75.0 million and an incremental term loan facility of $25.0 million drawn in connection with the closing of the Acquisition of William Charles (together, the “Incremental Term Loan”), and (b) a revolving credit facility of $50.0 million (collectively, the “Credit Facilities”). The Incremental Term Loan was used to pay the cash portion of the purchase price, to refinance existing indebtedness of William Charles, and to pay transaction expenses related to the acquisition of William Charles and fees and expenses, including original issue discount, in connection with the entry into the A&R Credit Agreement.

The A&R Credit Agreement provides that borrowings under the Credit Facilities will bear interest at a fluctuating rate equal to, at IEA’s option, LIBOR or the applicable base rate plus a margin calculated as described in the Credit Agreement, which margin is equal to 625 basis points. The A&R Credit Agreement provides for annual repayments of 10% of the outstanding term loan borrowings and an additional annual payment based equal to 75% of excess cash flow (as defined in the A&R Credit Agreement) beginning with fiscal 2019, with the percentage of excess cash flow subject to reduction based upon the Company’s consolidated leverage ratio.

Under the A&R Credit Agreement, the financial covenant to which the credit parties are subject is amended to provide that the First Lien Net Leverage Ratio (as defined therein) may not exceed (i) prior to the fiscal quarter ending December 31, 2020, 3.50:1.0 and (ii) from and after the fiscal quarter ending December 31, 2020, 2.25:1.0. The A&R Credit Agreement also provided for certain amendments to the Company’s affirmative and negative covenants.

On October 31, 2018, the parties to the Equity Purchase Agreement entered into an Amendment No. 1 thereto related to the extension of the termination date thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 2, 2018, IEA completed its previously announced acquisition of William Charles pursuant to the terms of the Equity Purchase Agreement.

The aggregate amount of the consideration payable pursuant to the Equity Purchase Agreement was approximately 85.0 million of cash and 477,621 shares of common stock of the Company. IEA funded the cash portion of the acquisition consideration and certain costs associated with the acquisition through borrowings under the Incremental Term Loan.

The foregoing description of the Equity Purchase Agreement is qualified in its entirety by the terms and conditions of the Equity Purchase Agreement filed on the Current Report on Form 8-K/A of the Company on October 15, 2018, which agreement is incorporated herein by reference in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the A&R Credit Agreement under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of common stock of the Company issued pursuant to the Equity Purchase Agreement were issued in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On November 2, 2018, the Company announced the acquisition of William Charles. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

As announced on the Current Report on Form 8-K filed by the Company on October 16, 2018, the Lenders began syndication of the Credit Facilities on October 16, 2018 and, in connection with the syndication, the Credit Facilities may be further amended.  The syndication of the Credit Facilities has not concluded, and it is expected that the Company will enter into a further amended and restated credit agreement upon conclusion of the syndication, which amendment could include additional changes to the terms of the A&R Credit Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1
Purchase Agreement, dated October 12, 2018, by and among IEA Energy Services LLC, William Charles Construction Group and the owners thereof (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed with the SEC on October 15, 2018).

2.2	Amendment No. 1 to Equity Purchase Agreement, dated October 31, 2018, by and among IEA Energy Services LLC, William Charles Construction Group and the owners thereof.
99.1	Press release dated as of November 2, 2018, announcing the closing of the acquisition of William Charles Construction Group including Ragnar Benson.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer